Exhibit 10.01
Goldman Loan Agreement

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement"), is executed as of July ____, 2006, by and between Itec Environmental Group, Inc., a Delaware corporation (the "Company"), and Leroy and Lois Goldman (the "Lender").

WHEREAS, the Company wishes to borrow and the Lender wishes to lend $500,000 as a short term bridge loan; and

WHEREAS, the Lender is willing to provide such financing on terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1  Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

“Closing Date” shall mean the date upon which the Loan is received by the Company.

"Encumbrance" means any lien, charge, security interest, mortgage, deed of trust, pledge or other encumbrance of any nature whatsoever.

“Interest Rate” shall mean ten percent (10%) per annum.

"Proprietary Rights" means all patents, trademarks, service marks, copyrights, trade names and all registrations and applications and renewals for any of the foregoing and all goodwill associated therewith.

ARTICLE 2
THE LOAN

2.1  Loan. According to the terms and subject to the conditions of this Agreement, the Lender shall loan to the Company on the Closing Date in the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the "Loan"). The Loan shall be evidenced by a convertible promissory note in the form attached hereto as Exhibit A ("Note"), duly executed on behalf of the Company and dated as of the Closing Date.

2.2  Interest.

(a)  Interest Rate. The Loan shall bear interest ("Interest") from the date of payment by the Lender until the Maturity Date at the Interest Rate (calculated on the basis of the actual number of days elapsed over a year of 360 days). Interest is payable by the Company on a monthly basis in arrears on the first Business Day of the month.

(b)  Default Interest. Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding Loan amount at the rate per annum equal to the lower of eighteen percent (18%) or the maximum rate of interest permissible under applicable law at any time (the "Default Interest Rate"). The term "Interest" shall include both the interest rate described in Section 2.2(a) and the Default Interest Rate, if applicable.

2.3  Maturity Date. Unless the Loan is earlier accelerated pursuant to the terms hereof or converted pursuant to the provisions of Section 4.1 hereof, the Loan and all accrued Interest thereon shall be due and payable in full on the date that is one (1) year following the Closing Date (the “Maturity Date”). The Lender may, at the Lender's option, extend the Maturity Date on such terms and conditions as determined by the Lender in their sole discretion.

2.4       Conditions Precedent to the Loan. The obligation of the Lender to make the Loan pursuant to Section 2.1 shall be subject to the satisfaction, on or before the Closing Date, of the conditions set forth in this Section. If the conditions set forth in this Section are not met on or prior to the Closing Date, the Lender shall have no obligation to make the Loan.

(a)  The Company shall have duly executed and delivered to the Lender the Note representing the Loan.

(b)  The Company shall have duly authorized, executed, and delivered to the Lender a security agreement in the form attached hereto as Exhibit B (the “Security Agreement”) to secure the repayment of the Loan and granting the Lender a continuing security interest in all presently existing and hereafter acquired assets and property of the Company of whatever nature and wherever located which such Security Interest shall be senior to all other security interests or Encumbrances against the assets and property of the Company; provided, however, that the Security Interest shall be subordinate to that of the security interest granted in connection with the $2,000,000 loan from the California Integrated Waste Management Board (the “CIWMB Security Interest”). Lender shall be entitled to a second position security interest pari passu with the investors participating in private placement pursuant to the 2006 Private Placement Memorandum (the “PPM”) of the Company, subject to the Company’s right to subordinate such security interest to Senior Debt, as hereafter defined. “Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1  Organization, qualification and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing and duly qualified to do business as a foreign corporation in all jurisdictions where the operation of its business or the ownership of its properties make such qualification necessary. The Company has the requisite corporate power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its respective business as it is now being conducted. The Company has the requisite or individual right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by the Company, have been duly authorized by all necessary action on the part of the Company. No other action, consent or approval on the part of the Company or any other person or entity, is necessary to authorize the Company's due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection hereto. This Agreement and all other agreements and documents executed in connection herewith by the Company, upon due execution and delivery thereof, shall constitute the valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

3.2  Compliance with Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

3.3  Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, and will not result in the creation of any lien upon any of the assets of the Company.

3.4  Litigation and Taxes. There is no litigation or governmental proceeding pending, or to the best knowledge of the Company after due inquiry, threatened, against the Company other than the cause of action filed by George Gitchel against the Company. The Company anticipates that a settlement between the parties will be reached in the near future. The Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Company after due inquiry, threatened in respect of any tax returns of the Company.

3.5  Intellectual Property. No proceedings have been instituted or are pending or, to the Company’s knowledge, threatened which challenge the validity of the ownership by the Company of any such Proprietary Rights. The Company has not licensed anyone to use any such Proprietary Rights and, to the Company’s knowledge, there has been no use or infringement of any of such Proprietary Rights by any other person.

3.6  Company's SEC Reports. The Company has timely filed with the Securities and Exchange Commission (the “SEC”) all forms, reports, definitive proxy statements, schedules and registration statements (the “ Company SEC Reports”) required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates or, if amended, as of the date of the last amendment, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company SEC Reports (including, without limitation, any financial statements and schedules included therein) when filed or, if amended, as of the date of the last amendment, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

3.7  No Omissions or Misstatements. None of the information included in this Agreement, other documents or information furnished or to be furnished by the Company, or any of its representations, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to the Lender and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

ARTICLE 4
CONVERSION

4.1  Conversion Right. Lender in their sole discretion may convert, via written notice to the Company, the full amount of the principal plus any interest payable under the Note and the Loan Agreement into shares of common stock of the Company at a conversion price of $0.0975 per share (the “Conversion Right”). Further, in the event that the Lender elects to exercise the Conversion Right, Lender shall be entitled to a warrant, exclusive of the warrant referenced in Article 6, with coverage equal to sixty-five percent (65%) of the value of the Loan, exercisable at Twelve Cents ($0.12) per share.

ARTICLE 5
DEFAULT

5.1  Events of Default. The occurrence of any of the following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute and Event of Default of the Company:

(a)  a breach of any representation, warranty, covenant or other provision of this Agreement or the Note, which, if capable of being cured, is not cured within ten days following notice thereof to the Company;

(b)  the failure to make when due any payment described in this Agreement or the Note, whether on or after the Maturity Date, by acceleration or otherwise; and

(c)  (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.

5.2  Effect of Default. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Lender may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Agreement terminated and the outstanding amounts under the Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with accrued and unpaid Interest thereon (including the Default Interest Rate), and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default.

ARTICLE 6
ISSUANCE OF STOCK

6.1      Issuance of Warrants. The Company shall issue to the Lender one (1) warrant to purchase a combined total of five million (5,000,000) shares of common stock of the Company in the form attached hereto as Exhibit C (the “Warrant”). The Warrant shall be immediately exercisable by the Lenders (or their assigns) on the Closing Date and at an exercise price of Twelve Cents ($0.12) per share. The Warrant shall be exercisable for a period of ten (10) years following the Closing Date.

6.2      Registration of Registrable Securities. The shares underlying the warrants shall be entitled to be registered pursuant to any registration statement filed by the Company, except for registrations filed on Form S-4 or Form S-8. Registration costs shall be borne by the Company.

ARTICLE 7
MISCELLANEOUS

7.1  Successors and Assigns; Third Party Beneficiary. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This Agreement may not be assigned (whether by operation of law or otherwise) by the Company without the prior written consent of the Lender. This Agreement may be assigned by the Lender without the consent of the Company.

7.2  Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

7.3  Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

Itec Environmental Group, Inc.
5300 Claus Road, Box 760
Riverbank, CA 95367
Attn: Gary M. De Laurentiis
Fax: (209) 881-3529

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
Attn:  David M. Otto
Fax: (206) 262-9513

if to the Lender, to:

Leroy and Lois Goldman
23808 Ladrillo Street
Woodland Hills, CA 91376

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

7.4  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

7.5  Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Lender.

7.6  Remedies. No delay or omission by the Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lender and the undersigned or any other person shall be deemed a waiver by the Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lender or the exercise of any other right, remedy, power or privilege by the Lender. The rights and remedies of the Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

[the remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Loan Agreement to be signed in its name on the date first set forth above.

ITEC ENVIRONMENTAL GROUP, INC.

By:
Gary M. De Laurentiis
Chief Executive Officer

IN WITNESS WHEREOF, the Lender has caused this Loan Agreement to be signed in its name on the date first set forth above.

LEROY AND LOIS GOLDMAN

By:
Name: Leroy and Lois Goldman

Exhibit A

ITEC ENVIRONMENTAL GROUP, INC.
10% CONVERTIBLE DEBENTURE

$500,000	August ___, 2006
RIVERBANK, CALIFORNIA

ITEC ENVIRONMENTAL GROUP, INC. (“Maker” or the “Company”) hereby promises to pay to the order of Leroy and Lois Goldman (“Holder”), the sum of Five Hundred Thousand Dollars ($500,000), with interest at the rate of ten percent (10%) per annum until paid. All outstanding principal and accrued and unpaid interest shall become due eighteen months from the date upon which this 10% Convertible Debenture (“Debenture”) is executed (the “Maturity Date”). All payments due and owning under this Debenture shall be subject to the terms and conditions set forth herein.

1.	Agreement.

The Debenture is issued pursuant to that certain Subscription Agreement (the “Agreement”), dated the same date as first set forth herein, by and between Maker and Holder, which is hereby incorporated by reference.

2.	Register.

The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Holder of the Debenture or for the registration of a transfer of the Debenture to a different Holder.

3.	Loss Theft, Destruction or Mutilation of the Debenture.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tender and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

4.	Registered Holder.

The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and Holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary. Payments with respect to any Debenture shall be made only to the registered Holder thereof.

5.	Surrender of the Debenture.

The Company may, as a condition of payment of all or any of the principal of, and interest on, the Debenture, or its conversion, require Holder to present the Debenture for notation of such payment and, if the Debenture be paid in full or converted at the election of Holder as herein provided, require the surrender hereof.

6.	Subordination.

The Company, in its sole discretion, may subordinate the Debenture to any Senior Debt of the Company. For purposes of the Debenture, “Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed.

7.	Conversion.

At any time prior to or at the Maturity Date, at the option of the Holder, all principal and accrued interest due on this Debenture (the “Convertible Amount”) may be converted at $0.0975 per share.

If, upon the expiration of the Maturity Date or the Listing, Holder elects NOT to convert this Debenture, all outstanding principal and accrued and unpaid interest shall become due and payable. Holder shall provide fifteen (15) days written notice to the Company of Holder’s election to convert the Debenture.

The Conversion Amount shall be adjusted downward in the event the Company issues common stock (or securities exercisable for convertible into or exchangeable for common stock) at a price below the Conversion Amount, to a price equal to such issue price.

8.	Mechanics of Conversion.

Upon the Company’s receipt of written notice of Holder’s election to convert the Debenture, the principal amount of this Debenture plus any accrued interest shall be deemed converted into such number of shares of the Company’s Common Stock as determined pursuant to Section 7, and no further payments shall thereafter accrue or be owing under the Debenture. The entire balance due and owing under the Debenture must be converted to Common Stock; no partial conversions will be allowed. Holder shall return this Debenture to the Company at the address set forth below, or such other place as the Company may require in writing. Within ten (10) days after receipt of this Debenture, the Company shall cause to be issued in the name of and delivered to Holder at the address set forth above, or to such other address as to which Holder shall have notified the Company in writing, a certificate evidencing the securities to which Holder is entitled. No fractional securities will be issued upon conversion of the Debenture. If on conversion of the Debenture a fraction of a security results, the Company shall round up the total number of securities to be issued to Holder to the nearest whole number.

9.	Notice.

Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the addresses set forth below, or such other address as to which one party may have notified the other in such manner.

10.	Default.

The following will be “Events of Default” under the Debenture: (a) the Company shall default on the payment of principal or interest on the Debenture or on any other indebtedness of the Company when due; (b) the Company shall default on the observance or performance of any other covenant set forth in the Debenture; (c) the Company shall issue any indebtedness senior to the Debenture or grant any security for any other indebtedness (other than in connection with operating leases such as stand-alone office equipment leases); (d) the Company shall become insolvent or file a voluntary petition in bankruptcy (or have such a petition filed against it) or have an assignment for the benefit of creditors or other creditor arrangement or similar event occur with respect to it or its assets; or (e) failure to comply with any other term or condition of the Debenture, which shall not have been cured within ten (10) business days receipt of written notice to the Company.

Upon Default, and at the option of Holder, or Holder’s successors or assigns, with fifteen (15) days written notice to the Company, demand or presentment, Holder may (i) accelerate all amounts due and owing under this Debenture and demand payment immediately and/or (ii) declare the right to exercise any and all remedies available to Holder under applicable law.

11.	Miscellaneous.

(a) 10% per annum calculated using a 360-day year composed of 12 30-day months, payable in full, unless otherwise converted to common stock in the Company, at maturity or conversion.

(b) The Company agrees that all Conversion Shares shall be fully paid and non-assessable. Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Debenture without suit or action in attempting to collect funds due under this Debenture or in connection with the issuance of the Conversion Shares. In the event an action is instituted to enforce or interpret any of the terms of this Debenture including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

(c) All parties to this Debenture hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Debenture, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Debenture. Any such action taken by Holder shall not discharge the liability of any party to this Debenture.

(d) This Debenture shall be governed by and construed in accordance with the laws of the state of California without regard to conflict of law principles.

(e) All payments due and owing under this Debenture shall be delivered to the following:

____________________________
____________________________
____________________________

IN WITNESS WHEREOF, the parties hereto execute this Convertible Debenture as of this ____ day of August, 2006.

Maker:	ITEC ENVIRONMENTAL GROUP, INC.

By:
Its:

Holder:_________________________________
Holder’s address: ________________________
________________________
________________________

Maker’s address: Itec Environmental Group
Attn: Gary De Laurentiis
5300 Claus Road
P.O. Box 760
Riverbank, California 95367

With a copy to: The Otto Law Group, PLLC
Attn: David M. Otto
601 Union Street, Suite 4500
Seattle, Washington 98101

Exhibit B
SECURITY AGREEMENT

This SECURITY AGREEMENT ("Security Agreement") is dated as of September __, 2006 (the "Effective Date"), by and among Itec Environmental Group, Inc., a Delaware corporation (the "Company"), and the parties listed in Schedule A and B, attached hereto (the “Secured Parties”).

WHEREAS, on the Effective Date, the Company received funds pursuant to certain loans (collectively, the “Loans” and each individually, a “Loan”) by the Secured Parties; and

WHEREAS, in order to induce Secured Parties to provide the Loans to the Company, the Company agreed to grant to the Secured Parties a security interest in all of the Company’s assets to secure the amounts currently owing, and any additional amounts which may be owing, by the Company pursuant to the agreements between each of the Secured Parties and the Company that evidence the Loans (the “Loan Documents”).

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and parties listed in Schedule A and B attached hereto, agree as follows:

1.  Defined Terms. The following terms shall have the following meanings, unless the context otherwise requires:

“Arbor Malone Notes” shall mean the Secured Convertible Promissory Notes dated August 14, 2006 and September __, 2006 issued by the Company to Arbor Malone, LLC (“Arbor Malone”) in the aggregate principal amount of $2,300,000.00.

“Baek Note” means the Secured Convertible Promissory Note dated August 29, 2006 issued by the Company to Ji Y. Baek (“Baek”) in the aggregate principal amount of $202,000.00.

"Code" shall mean the Uniform Commercial Code as in effect in the State of California on the Loan Closing Date.

"Collateral" shall have the meaning given such term in Section 2.

"Event of Default" shall have the meaning given such term in each Note.

“Goldman Note” shall mean the Secured Convertible Promissory Note dated July 27, 2006 issued by the Company to Leroy and Lois Goldman (“Goldman”) in the aggregate principal amount of $500,000.00.

“Itec Capital Group Notes” shall mean the Secured Convertible Promissory Note issued by the Company to each of investors participating in the offering described in the Company’s 2006 Private Placement Memorandum as set forth on Schedule B hereto, in the aggregate principal amount of $3,022,500.00.

“Note” and “Notes” shall mean the Arbor Malone Notes, the Baek Note, the Goldman Note and the Itec Capital Group Notes, individually and collectively, as the case may be.

"Obligations" shall mean the obligations of the Company under the Notes and the Loan Documents, including all costs of collection.

“Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed from banking or other financial institutions or governmental lending facilities that is not convertible into equity securities of the Company, including, but not limited to the $2,000,000 loan from the California Integrated Waste Management Board (the “CIWMB Loan”).

2.  Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations, the Company hereby grants to the Secured Parties a security interest in all of the Company's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which collateral being hereinafter collectively called the “Collateral”); provided, however, that the security interest granted hereby shall be subordinate to the security interest to be granted or granted (as the case may be) by the Company in connection any Senior Debt. Secured Parties shall be entitled to a security interest in the following:

ACCOUNTS

All present and future accounts owned by the Company, including and together with any and all contract rights, accounts receivable, security deposits (where not otherwise prohibited by law or agreement), and other rights of any kind to receive payments for services rendered and goods supplied by the Company, together with agreements, customer lists, client lists, and accounts, invoices, agings, verification reports and other records relating in any way to such accounts.

CONTRACTS

All contracts, contract rights, royalties, license rights, leases, instruments, undertakings, documents or other agreements in or under which the Company may now or hereafter have any right, title or interest whether now existing or hereinafter created and all forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Company.

EQUIPMENT, FURNISHINGS AND MISCELLANEOUS PERSONAL PROPERTY

All presently owned and hereafter acquired furniture, furnishings, equipment, machinery, vehicles (including motor vehicles and trailers) computer hardware and software, accounting or bookkeeping systems, client or customer lists and information, data sheets and other records of any kind, wherever located, stored or inventoried, which are used or which may be used in the Company’s business;

FIXTURES

All materials used by the Company in connection with its business operations, including, but not limited to, supplies, trade equipment, appliances, apparatus and any other items, now owned or hereafter acquired by the Company, and now or hereafter attached to, or installed in (temporarily or permanently) any real property now or in the future owned or leased by the Company;

GENERAL INTANGIBLES

All general intangibles and other personal property of the Company, now owned or hereinafter acquired, including, without limitation, the following: (a) permits, authorizations and approvals presently and hereafter issued by any federal, state, municipal or local governmental or regulatory authority in favor of the Company; (b) all plans, specifications, renderings and other similar materials presently owned or hereafter acquired by the Company; (c) all presently existing and hereafter created contracts, leases, licenses and agreements to which the Company is a party; (d) all presently and hereafter existing policies and agreements of insurance in favor of the Company; (e) all presently and hereafter existing equity contribution agreements and other equity financing arrangements in favor of the Company; (f) all copyrights, chattel paper, electronic chattel paper, licenses, money, insurance proceeds, contract rights, subscription lists, mailing lists, licensing agreements, patents, trademarks, service marks, trade styles, patents, patent applications, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kinds, trade names, refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Company with any governmental agencies, boards, corporations, providers of utility services, public or private; (g) all presently existing and hereafter acquired computer programs, computer software and other electronic systems and materials of any kind of the Company; (h) goodwill; and (i) all other presently existing and hereafter acquired documents, accounts, general intangibles and intangible personal property of any kind.

DOCUMENTS

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments, chattel paper, and electronic chattel paper now owned or hereafter acquired and the Company’s books relating to the foregoing.

COPYRIGHTS

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing.

PROCEEDS

All of the Company’s books and records relating to the foregoing and any and all present and future accounts, general intangibles, chattel paper, electronic chattel paper, products, accessions, replacements, betterments and substitutions for any of the foregoing described property, and all proceeds arising from or by virtue of, or from the sale or disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against any other persons, corporations or other entities with respect to, all or any part of the foregoing described property and interests.

3.  Pro Rata Distributions among Secured Parties. It is expressly agreed by the Secured Parties that all payments received by the Company under or in connection with the any sale or liquidation of the Collateral, subject to any Senior Debt, shall be divided among the Secured Parties pari passu on a pro-rata basis equal to the quotient of: (x) the unpaid principal amount of the Note held by each of the respective Secured Parties (without regard to interest); divided by (y) the aggregate unpaid principal amount of all Notes (without regard to interest).

4.  Rights of Secured Parties; Limitations on Secured Parties’ Obligations. It is expressly agreed by the Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its contracts and documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of its contracts and documents. Secured Parties shall have no obligation or liability under any of the Company’s contracts and documents by reason of or arising out of this Security Agreement or the granting to Secured Parties of a security interest therein or the receipt by Secured Parties of any payment relating to any of the Company’s contracts and documents pursuant hereto, nor shall Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any of its contracts and documents, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any of its contracts and documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.  Representations and Warranties. The Company hereby represents and warrants that the chief executive office and chief place of business of the Company is 5300 Claus Road, Riverbank, CA 95367, and the Company will not change such chief executive office and chief place of business or remove such records unless the Company shall have given the Secured Parties at least 10 days' prior written notice thereof.

6.  Covenants. The Company covenants and agrees with the Secured Parties that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

(a)   Further Documentation. At any time and from time to time, upon the written request of the Secured Parties, and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further documents and take such further action as any Secured Party may reasonably request in carrying out the terms and conditions of this Security Agreement and the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby.

(b)   Continuous Perfection. The Company will not change its name, identity or corporate structure in any manner unless the Company shall have given the Secured Parties at least 10 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by any Secured Party to amend any financing statement or continuation statement filed with respect to the Collateral so that it is not misleading.

(c)   Insurance. The Company will insure the Collateral against such risks and hazards as other companies similarly situated insure against, in amounts and under policies which it currently holds and under such additional or substituted amounts or policies as it may from time to time determine, which shall be reasonably acceptable to the Secured Parties (providing that no cancellation of such insurance shall be effective without 30 days written notice to the Secured Parties and containing loss payable clauses to the Secured Parties as their interest may appear) and all premiums thereon shall be paid by the Company.

7.  Remedies, Rights Upon Default.

(a)   In addition to any other rights given to the Secured Parties hereunder, if an Event of Default shall occur and be continuing and any Secured Party shall have declared the amounts owing under the Note(s) to be due and payable (or such amounts shall have automatically, become due and payable), all payments received by the Company under or in connection with any of the Collateral shall be subject to the subordination provisions contained in the preceding Section 2, held by the Company in trust for the Secured Parties, shall be segregated from other funds of the Company and shall, if requested by any Secured Party forthwith upon receipt by the Company be turned over to the Secured Parties, in the same form as received by the Company (duly endorsed by the Company to the Secured Parties, if required).

(b)   If any Event of Default shall occur and be continuing and subject to the subordination provisions of the preceding Section 2, any Secured Party may exercise in addition to all other rights and remedies granted to it in this Security Agreement or in any other instrument or agreement securing, evidencing or relating to the Obligations or at law or in equity, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event, the Secured Parties, without demand of performance or other demand, (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Secured Parties’ offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases. The Company further agrees, at any Secured Party’s request, to assemble the Collateral, make it available to one or more of the Secured Parties at places which a Secured Party shall reasonably select, whether at the Company's premises or elsewhere. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Secured Parties hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, the Company remaining liable for any deficiency remaining unpaid after the application, and only after so paying over such net proceeds and after the payment by the Secured Parties of any other amount required by any provision of law. To the extent permitted by applicable law, the Company waives all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral. The Company agrees that a Secured Party need not give more than 10 days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which a Secured Party is entitled.

(c)   The Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.  Application of Proceeds. Subject to the subordination provisions contained in the preceding Section 2, the Proceeds of all sales and collections in respect of any Collateral shall be applied as follows:

(a)   First, to the payment of the costs and expenses of such sales and collections, the expenses of Secured Parties and the reasonable fees and expenses of counsel to the Secured Parties;

(b)   Second, any surplus then remaining to the payment of the Obligations in such order and manner consistent with the provisions of Section 3 above as the Secured Parties may in their sole discretion determine; and

(c)   Third, any surplus then remaining shall be paid to the Company.

9.  Limitation on Secured Parties’ Duty in Respect of Collateral. Beyond the use of reasonable care in the custody thereof, no Secured Party shall have any duty as to any Collateral in their possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior Secured Parties or any other rights pertaining thereto.

10.   Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

Itec Environmental Group, Inc.
5300 Claus Road, Box 760
Riverbank, CA 95367
Attn: Gary M. De Laurentiis
Fax: (209) 881-3529

if to Arbor Malone, to:

Arbor Malone, LLC
Attn: Mr. Ronald S. Domingue
600 Seminole Drive
Winter Park, FL 32789

if to the Baek, to:

Ji Y. Baek
13700 Marina Pointe Drive, Suite 1001
Marina Del Rey, CA 90292

if to the Goldman, to:

Leroy and Lois Goldman
23808 Ladrillo Street
Woodland Hills, CA 91376

if to Itec Capital Group, to:

See Schedule B.

11.  A party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

12.  Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  No Waiver; Cumulative Remedies. No Secured Parties shall by any act, delay, omission or otherwise be deemed to have waived any of their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth. A waiver by a Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have had on any future occasion and shall not apply to any other Secured Party. No failure to exercise nor any delay in exercising on the part of a Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

14.  Successors and Assigns. This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Secured Parties hereunder, inure to the benefit of each of the Secured Parties and their successors and permitted assigns; provided that the Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Secured Parties.

15.   Waiver and Amendment. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and the Secured Party against whom such waiver, alteration, modification or amendment is sought to be enforced.

16.  Governing Law. This Security Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

17.  Counterparts. This Security Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

18.  Facsimile. This Security Agreement may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

19.  Termination. At such time as the Obligations have been fully paid in cash, the security interest created hereby shall automatically terminate, the Secured Parties shall take all such actions as may be requested by the Company to evidence such termination and to release the liens created hereby, at the Company's expense.

IN WITNESS WHEREOF, each of the Secured Parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of Effective Date.

ITEC ENVIRONMENTAL GROUP, INC.

By:
Gary M. De Laurentiis
Chief Executive Officer

SECURED PARTY:

By:
Its:

SCHEDULE A

Secured Party	Aggregate Principal Amount of Note(s)
Itec Capital Group, LLC	$3,022,500.00
Arbor Malone, LLC	$2,300,000.00
Leroy and Lois Goldman	$500,000.00
Ji Y. Baek	$202,000.00
Total	$6,024,500.00

SCHEDULE B

Itec Capital Group, LLC Investors

Name	Address	City	State	Zip Code
Allen and Judy Adler Trust	PO Box 3644	Rcho Santa Fe	CA	92067
Jeffrey D. Alpert	P.O. Box 528	Ross	CA	94957
Ji Y. Baek	13700 Marina Pointe Dr. #1001	Marina del Rey	CA	90292
Craig R. Barone	1645 W. School Unit 403	Chicago	IL	60657
Brandon Barrera	1149 Cole Ave	Los Angeles	CA	90038
Robert Belli	5655 Anza Street	San Francisco	CA	94121
Benetti Trust	80 Mount Vernon Ln.	Atherton	CA	94027
Gil Bensimon or Danielle Krause Simon	32 Union Park Street Apt. No. 2	Boston	MA	02118
Maurice & Paula Benard	15300 Ventura Blvd., Ste #315	Sherman Oaks	CA	91403
Amy Blanchard & Jerry Ivers	147 Normandy Ct	San Carlos	CA	94070
Jordan Lee & Judy Bloom	315 Barbara Way	Hillsborough	CA	94010
Phil Brodie	[Currently unknown]		CA
Thomas A. Brown	854 East Terrace Avenue	Fresno	CA	93704
Douglas R. Curtis & Mary P. Curtis	110 Highland Avenue	Los Gatos	CA	95030
Mark S. Devereaux	324 Bretano Way	Greenbrae	CA	94904
Paul Dittmeier	762 W. Mountain Rd.	Sparta	NJ	07871
Ronald Domingue	600 Seminole Drive	Winter Park	FL	32789
Michael J. Edwards	3439 North Greenview Avenue	Chicago	IL	60657
Douglas & Jennifer Flentge	378 Faas Ranch Road	New Castle	CO	81647
Joel Frazin Trust	2008 C West Willow	Chicago	IL	60647
Michael Frazin	395 Landis Lane	Deerfield	IL	60015
Clayton S. Friedman & Terri E. Friedman	38 Vernon	Newport Coast	CA	92657
Leroy H. Goldman & Lois H. Goldman	23808 Ladrillo Street	Woodland Hills	CA	91367
Todd S. Greenhalgh	112 Clifford Terrace	San Francisco	CA	94117
Hart Trust	25421 Via Alcira	Valencia	CA	91355
Hughes Family Trust	1543 Cole Street	San Francisco	CA	94117
Hurwich Family Trust	260 Sea View Avenue	Piedmont	CA	94610
Itec Alaska Partnership	10250 Jamestown Drive #21	Anchorage	AK	99507
Richard O. Johnson	PO Box 1448	Zanesville	OH	43702
Susan G. Kief	1012A Mission Street	S. Pasadena	CA	91030
Charles J. Lidman	4311 Vista De La Tierra	Del Mar	CA	92014
Andrew and Campbell Loft	37 Elm Avenue	San Anselmo	CA	94960
Losson Family Revocable Trust	90 Valley Hill Dr.	Moraga	CA	94556
Kelly Luthringshausen	323 The Lane	Hinsdale	IL	60521
Fred & Ruth Lynch	25 Cromwell Dr.	Chester	NJ	07930
Mark Miller	1698 Massachusetts Avenue	Cambridge	MA	02138
Nave Family Trust	P.O. Box 572529	Tarzana	CA	91357-2529
Johnathan Nicholas	1154 Washington Street #3	Boston	MA	02118
Andrew Paul IRA	216 Emerald Ave	San Carlos	CA	94070
Carol A. Pochini	501 Portola Road, Box 8174	Portola Valley	CA	94028
Jim Rose	109 El Pinar	Los Gatos	CA	95032
Rodney S. Rougelot	542 46th Avenue	San Francisco	CA	94121
Arthur L. Ruoff	216 Texas Lane	Ithaca	NY	14850
Saratoga Capital Partners	601 Union Street, Suite 4500	Seattle	WA	98101
Lee S. Schwartz	458 N. Green Bay Rd.	Waukegan	IL	60085
Ronald E. Schweitzer	261 Roycroft Avenue	Long Beach	CA	90803
Barry Seidman	16631 Avenido Molino Viejo	Rancho Santa Fe	CA	92067
Charles M. Spitz, DDS, MS	50 South San Mateo Drive, Suite 160	San Mateo	CA	94401
Shamash Family Trust	1770 Forest View Avenue	Hillsborough	CA	94010
Danielle Simon	32 Union Park	Boston	MA	02118
Sirott Family Trust	20 Midvale Court	Walnut Creek	CA	94597
Dane Solomon	100 North Harper Avenue	Los Angeles	CA	90048
Norma L. Taylor	13200 Marina Pointe Drive #531	Marina del Rey	CA	90292
Elissa R. Wellikson	765 Campbell Ave	Los Altos	CA	94024
Whittaker Family Trust	8070 La Jolla Shores Dr. #508	La Jolla	CA	92037
Wong Family Trust	1119 Alomar Way	Belmont	CA	94002
Arnold Zousmer	P.O. Box 9906	Rancito Santa Fe	CA	92067

Exhibit C

WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT

Warrant To Purchase 5,000,000 Shares of Common Stock

Itec Environmental Group, inc.

Date of Issuance: July ___, 2006

No. 90

THIS CERTIFIES that, for value received, Leroy and Lois Goldman, or their assigns (in either case, the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Itec Environmental Group, Inc., a Delaware corporation (the “Company”), at the price per share set forth in Section 8 hereof, that number of shares of the Company’s common stock (the “Common Stock”) set forth in Section 7 hereof. This Warrant is referred to herein as the “Warrant” and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as “Warrant Shares.”

1. Holder Exercise of Warrant. This Warrant shall only be exercisable in whole. To exercise this Warrant in whole, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased and (b) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) and this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice, provided this Warrant has vested on or prior to the date such notice is delivered. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable.

The Warrant shall expire on July ___, 2010 (the “Expiration Date”). The Investor may exercise the warrant at any time prior to the Expiration Date. The Company has no restriction on the sale or transfer of the Warrant or Warrant Shares; however, the Investor is required to comply with all state and U.S. laws and regulations relating to security sales and transfers.

2. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

3.  Fractional Shares. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

4.  Transfer of Warrant and Warrant Shares. The Holder may sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole, in accordance with and subject to the terms and conditions set forth in the Subscription Agreement and then only if such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities.

5.  Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor.

6.  Rights of the Holder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. Prior to exercise, no provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the holder for the purchase price of any warrant shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.  Number of Warrant Shares. This Warrant shall be exercisable for 5,000,000 shares of the Company’s Common Stock, as adjusted in accordance with this Agreement.

8.  Exercise Price; Adjustment of Warrants.

a.  Determination of Exercise Price. The per share purchase price (the “Exercise Price”) for each of the Warrant Shares purchasable under this Warrant shall be equal to $0.12.

b. Adjustment for Mergers or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

c.  NO IMPAIRMENT. THE COMPANY WILL NOT, THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS TO BE OBSERVED OR PERFORMED HEREUNDER BY THE COMPANY, BUT WILL AT ALL TIMES IN GOOD FAITH ASSIST IN THE CARRYING OUT OF ALL THE PROVISIONS OF THIS SECTION AND IN THE TAKING OF ALL SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO PROTECT THE EXERCISE RIGHTS OF THE HOLDER OF THIS WARRANT AGAINST IMPAIRMENT.

d. Issue Taxes. The Company shall pay issue taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

e.  Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of common stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all appropriate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

9. Certain Distributions. In case the Company shall, at any time, prior to the Expiration Date, declare any distribution of its assets to holders of its common stock as a partial liquidation, distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder shall be entitled, upon the proper exercise of this Warrant in whole prior to the effecting of such declaration, to receive, in addition to the shares of common stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of common stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been a holder of record of such shares of common stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

10. Dissolution or Liquidation. In case the Company shall, at any time prior to the Expiration Date, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the proper exercise of this Warrant in whole and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.

11.  Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of common stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of common stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and PROPERTY RECEIVABLE UPON SUCH RECLASSIFICATION, CAPITAL REORGANIZATION OR OTHER CHANGE, BY A HOLDER OF THE NUMBER OF SHARES OF COMMON STOCK WHICH MIGHT HAVE BEEN PURCHASED UPON EXERCISE OF THIS WARRANT IMMEDIATELY PRIOR TO SUCH RECLASSIFICATION OR CHANGE. ANY SUCH PROVISION SHALL INCLUDE PROVISION FOR ADJUSTMENTS WHICH SHALL BE AS NEARLY EQUIVALENT AS MAY BE PRACTICABLE TO THE ADJUSTMENTS PROVIDED FOR IN THIS WARRANT. THE FOREGOING PROVISIONS OF THIS SECTION 12 SHALL SIMILARLY APPLY TO SUCCESSIVE RECLASSIFICATIONS, CAPITAL REORGANIZATIONS AND CHANGES OF SHARES OF COMMON STOCK. IN THE EVENT THAT IN ANY SUCH CAPITAL REORGANIZATION, RECLASSIFICATION, OR OTHER CHANGE, ADDITIONAL SHARES OF COMMON STOCK SHALL BE ISSUED IN EXCHANGE, CONVERSION, SUBSTITUTION OR PAYMENT, IN WHOLE, FOR OR OF A SECURITY OF THE COMPANY OTHER THAN COMMON STOCK, ANY AMOUNT OF THE CONSIDERATION RECEIVED UPON THE ISSUE THEREOF BEING DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY SHALL BE FINAL AND BINDING ON THE HOLDER.

12.  Miscellaneous.

a.  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties, except to the extent otherwise provided herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of laws thereof.

c. Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

d.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e. Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified by certified mail, return receipt requested and: (i) if to the Company, addressed to Itec Environmental Group, Inc., 5300 Claus Road, Riverbank, California 95367, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and (ii) if to the Warrant holder, at the address indicated on the signature page hereof, or at such other addresses as such Holder may designate by notice to the Company in accordance with the provisions of this Section.

f.  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Holders.

g.  Entire Agreement. This Agreement, that certain Loan Agreement (including the exhibits and schedules thereto) by and between the Company and the Holder, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

IN WITNESS WHEREOF, the undersigned hereby sets is hand and seal this ___ day of July, 2006.

Itec Environmental Group, Inc.

By:
Name: Gary De Laurentiis
Title: President and Chief Executive Officer

Investor Name: _____________________________________

Investor Address:____________________________________

__________________________________________

__________________________________________

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of the Warrant)

TO: Itec Environmental Group, Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on ______________ and to purchase thereunder __________* shares of Common Stock of Itec Environmental Group, Inc. (the “Company”).

Dated: ________________

(Signature must conform in all respects to name
of holder as specified on the face of the Warrant)

(Please Print Name)

(Address)

* Insert here the number of shares being exercised, without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.